                                                                    EXHIBIT 99.1


(SANDERSON FARMS, INC. LETTERHEAD)


                     CONTACT:  MIKE COCKRELL
                               TREASURER & CHIEF FINANCIAL OFFICER
                               (601) 649-4030


                          SANDERSON FARMS, INC. REPORTS
                      FIRST QUARTER RESULTS FOR FISCAL 2004


LAUREL, Miss. (February 24, 2004) -- Sanderson Farms, Inc. (NASDAQ/NM:SAFM) today reported results for the first quarter of fiscal 2004 ended January 31, 2004.

         Net sales for the first quarter of fiscal 2004 were $226.4 million compared with $184.2 million for the same period a year ago. For the quarter, the Company reported net income of $19.0 million, or $1.44 per diluted share, compared with $5.3 million, or $0.40 per diluted share, for the first quarter of fiscal 2003. The Company recognized $177,000, net of income taxes, or $0.01 per diluted share, during the quarter for Sanderson Farms' share in the partial settlement of litigation against a vitamin supplier for overcharges. In the prior-year quarter, the Company recognized $3.8 million, net of income taxes, or $0.29 per diluted share, from similar litigation.

         "Sanderson Farms' financial and operating performance during the first quarter marked a very strong start for fiscal 2004," said Joe F. Sanderson, Jr., president and chief executive officer of Sanderson Farms, Inc. "Our sales performance for the quarter reflects a marketplace that has seen high demand for chicken during what is typically a seasonally slow period. Both domestic and export demand for chicken products was strong during our first fiscal quarter, resulting in higher chicken prices. In addition, our operations continue to perform very well."

         According to Sanderson, market prices for all poultry products were appreciably higher during the first quarter than in the prior-year period. As measured by a simple average of the Georgia dock price for whole chickens, values increased approximately 11.3% in the Company's first fiscal quarter compared with the same period in 2003. Boneless breast meat prices during the quarter were approximately 17.9% higher than the prior-year period and bulk leg quarter prices increased approximately 67.7% during the quarter. Wing prices averaged 99.7 cents per pound, up 89.9% from the average of 52.5 cents per pound during the first quarter of fiscal 2003. Market prices for corn and soybean meal, the Company's primary feed ingredients, were higher during the quarter. Market prices for corn increased 4.7%, while market prices for soybean meal increased 43.0%, compared with the first quarter a year ago. The Company anticipates that overall feed grain prices will be higher during fiscal 2004 than during fiscal 2003. However, for the first quarter, this increase was more than offset by higher chicken prices.


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Sanderson Farms Reports First Quarter 2004 Results
Page 2
February 24, 2004



         Sanderson added, "Looking ahead, we are optimistic about our prospects for fiscal 2004. Considering the current market environment, consumer demand trends and the projected moderate growth in production, we expect favorable market conditions to continue for the foreseeable future. Furthermore, we believe Sanderson Farms' 100% natural fresh chicken and innovative product offerings, combined with excellent marketing and efficient operations, will continue to be the key drivers of our success in the marketplace."

         The Company also noted that, at this time and based on current trends, it is comfortable with the published annual earnings estimate for fiscal 2004 of $4.00 per diluted share.

         Sanderson Farms will hold a conference call to discuss this press release today, February 24, 2004, at 10:00 a.m. Central, 11:00 a.m. Eastern. Investors will have the opportunity to listen to a live Internet broadcast of the conference call through the Company's Web site at www.sandersonfarms.com or through www.companyboardroom.com. To listen to the live call, please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. For those without Internet access or who would rather listen live via telephone, you may call 1-800-289-0544. For those who cannot listen to the live broadcast, an Internet replay will be available shortly after the call and continue through March 24, 2004.

         Sanderson Farms, Inc. is engaged in the production, processing, marketing and distribution of fresh and frozen chicken and other prepared food items. Its shares trade on the Nasdaq Stock Market under the symbol SAFM.

         This press release contains forward-looking statements based on management's current views and assumptions. Actual results and events may differ. For a discussion of these matters, please refer to the "Cautionary Statement Regarding Risks and Uncertainties That May Affect Future Performance" in Item 7 of the Company's 2003 Annual Report on Form 10-K and please refer to the cautionary statement found in Management's Discussion and Analysis of Financial Condition and Results of Operations under the heading "General" in
Part I, Item 2 of the Quarterly Report on Form 10-Q for the Company's first quarter ended January 31, 2004.






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
Sanderson Farms Reports First Quarter 2004 Results
Page 3
February 24, 2004


                     SANDERSON FARMS, INC. AND SUBSIDIARIES
                                   (Unaudited)
                    (In thousands, except per share amounts)


                                                           THREE MONTHS ENDED
                                                              JANUARY 31,
                                                           2004         2003
                                                         ---------    ---------
Net sales                                                $ 226,441    $ 184,188
Cost and expenses:
    Cost of sales                                          183,798      167,593
    Selling, general and administrative                     11,260        7,191
                                                         ---------    ---------
                                                           195,058      174,784
                                                         ---------    ---------

    Operating income                                        31,383        9,404

Other income (expense):
    Interest income                                             45           14
    Interest expense                                          (432)        (738)
    Other                                                        2          (78)
                                                         ---------    ---------
                                                              (385)        (802)
                                                         ---------    ---------

Income before income taxes                                  30,998        8,602
Income tax expense                                          12,012        3,265
                                                         ---------    ---------

Net income                                               $  18,986    $   5,337
                                                         =========    =========

Basic earnings per share                                 $    1.46    $    0.41
                                                         =========    =========

Diluted earnings per share                               $    1.44    $    0.40
                                                         =========    =========

Dividends per share                                      $    0.12    $    0.10
                                                         =========    =========

Weighted average shares outstanding:
    Basic                                                   13,041       13,009
                                                         =========    =========
    Diluted                                                 13,212       13,215
                                                         =========    =========


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
Sanderson Farms Reports First Quarter 2004 Results
Page 4
February 24, 2004




                     SANDERSON FARMS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                                        JANUARY 31,     OCTOBER 31,
                                                           2004           2003
                                                         ---------      ---------
                                                        (Unaudited)
ASSETS
Current assets:
    Cash and cash equivalents                            $  29,501      $  22,224
    Accounts receivable, net                                43,732         46,195
    Inventories                                             67,057         61,753
    Prepaid expenses                                        14,229         13,001
                                                         ---------      ---------

Total current assets                                       154,519        143,173

Property, plant and equipment
    Land and buildings                                     137,223        135,865
    Machinery and equipment                                244,511        240,369
                                                         ---------      ---------
                                                           381,734        376,234
Less accumulated depreciation                             (226,283)      (221,010)
                                                         ---------      ---------
                                                           155,451        155,224

Other assets                                                 2,152            508
                                                         ---------      ---------
Total assets                                             $ 312,122      $ 298,905
                                                         =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                     $  21,279      $  19,033
    Accrued expenses                                        28,984         37,540
    Current maturities of long-term debt                     4,370          4,364
                                                         ---------      ---------

Total current liabilities                                   54,633         60,937

Long-term debt, less current maturities                     21,478         21,604
Claims payable                                               2,600          2,600
Deferred income taxes                                       16,665         16,665
Stockholders' equity                                       216,746        197,099
                                                         ---------      ---------

Total liabilities and stockholders' equity               $ 312,122      $ 298,905
                                                         =========      =========


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